Exhibit 99.1

MabVax Therapeutics Enters Agreements with Memorial Sloan Kettering Cancer Center and Juno Therapeutics for Development of Anti-Cancer Therapeutics

San Diego, CA, September 10, 2014 – MabVax Therapeutics Holdings, Inc. (OTCQB: TELK), a clinical stage oncology drug development company, announced today it has entered into agreements with Memorial Sloan Kettering Cancer Center (MSK) and Juno Therapeutics (Juno) for the development of novel therapeutic products using antibody targeting sequences derived from the fully-human antibodies discovered using the Company’s internally developed antibody discovery platform.

Under the agreements, MabVax will supply unique targeting sequences from the fully-human antibodies to MSK. Pursuant to the agreement with MSK, researchers at MSK will conduct the early stage research and development of Chimeric Antigen Receptor (CAR) T-cell therapeutics using the MabVax antibody sequences and then test them both in vitro and in animal models with the objective of producing anti-cancer therapeutics targeting certain solid tumors.

MabVax and Juno entered into an exclusive option agreement giving Juno the right to negotiate a license agreement for exclusive rights to any CAR T-cell therapeutic products using the antibody sequences provided to MSKCC.

J. David Hansen, Chief Executive Officer of MabVax, said, “We are excited that this research opportunity has come together. We think that the human targeting sequences derived from our antibody program and incorporated into the very unique and promising CAR T-cell technology developed at MSKCC holds real promise for patients suffering from certain solid tumor cancers. We are very pleased to be able to be involved with Juno, a leader in this new and important therapeutic area.”

MabVax’s antibody discovery effort has resulted in a pipeline of fully human antibodies to eleven separate cancer targets consistently overexpressed on solid tumor cancers. The lead antibody 5B1 has been the subject of multiple recent press releases, including the announcement of the receipt of a $1.5 million National Institutes of Health contract to develop a radiolabeled version of the antibody as a novel PET imaging agent for pancreatic cancer.

About MabVax and Telik, Post-Merger

On July 8, 2014, MabVax Therapeutics, Inc., merged with Telik, Inc. (OTCQB) to become MabVax Therapeutics Holdings, Inc. a clinical stage biotechnology company focused on the development of vaccine and antibody based therapies to address unmet medical needs in the treatment of cancer. MabVax has discovered a pipeline of human monoclonal antibody products based on the protective immune responses generated by patients who have been immunized against targeted cancers. The post-merger company is currently evaluating development programs that were under way at Telik prior to the merger, in addition to plans to continue developing the existing pipeline at MabVax. Additional information about the Company is available at www.mabvax.com.

Forward Looking Statements

This press release contains “forward-looking statements” regarding matters that are not historical facts, including statements relating to the development of therapeutic agents with MSKCC and Juno Therapeutics, diagnostic applications, pre-clinical and clinical development programs, and the merger with Telik, Inc. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in Telik’s periodic filings with the Securities and Exchange Commission, including the factors described in the section entitled “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2013 and in the Proxy Statement dated July 25, 2014, as amended and supplemented from time to time and Telik’s quarterly report on Form 10-Q for June 30, 2014. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Contact:

David Hansen

President and CEO

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

858-259-9405

dhansen@mabvax.com

Investors:

Stephanie Carrington

ICR

646-277-1282

stephanie.carrington@icrinc.com

11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121     p: 858-259-9405     f: 858-792-7033

website: www.mabvax.com             email: gregoryhanson@mabvax.com